UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) January 15, 2007

Super Vision International, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-23590	59-3046866
(Commission File Number)	(IRS Employer Identification No.)

8210 President’s Drive, Orlando, Florida	32809
(Address of Principal Executive Offices)	(Zip Code)

(407) 857-9900

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

The information set forth below in Item 5.02 is incorporated by reference in response to this Item 1.01.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 15, 2007, Super Vision International, Inc. (the “Company”) and Michael A. Bauer, the Company’s President and Chief Executive Officer, entered into an amendment (the “Amendment”) to the employment and non-competition agreement (the “Employment Agreement”) between the Company and Mr. Bauer. The Amendment reduced the Company’s obligation to grant Mr. Bauer stock options based on achieving certain 2006 financial milestones from 75,000 shares to 25,000 shares. The Amendment also modified certain performance goals for earning bonus compensation to, among other things, recognize Mr. Bauer’s leadership and contribution relating to the Company’s successful equity financing in 2006. The Amendment did not change Mr. Bauer’s total 2006 compensation as set forth in the Employment Agreement, or the percentage of total compensation payable as a bonus upon the Company’s achievement of certain financial and performance objectives.

The full text of the Amendment is attached hereto as Exhibit 10.1, and this summary description is qualified in its entirety by reference to such exhibit, which is incorporated herein by reference. Except as expressly set forth in the Amendment, the Employment Agreement remains in full force and effect.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Amendment to Employment Agreement between the Company and Michael A. Bauer dated January 15, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

January 19, 2007	SUPER VISION INTERNATIONAL, INC.

/s/ Michael A. Bauer
	Name:	Michael A. Bauer
	Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Amendment to Employment Agreement between the Company and Michael A. Bauer dated January 15, 2007.